UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011

(Address of principal executive offices)

+813-6409-6761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2023, AERWINS Technologies Inc., a Delaware corporation’s (the “Company,” “we,” “us,” or “AERWINS”) wholly owned subsidiary AERWINS Inc., a Delaware corporation’s, wholly owned subsidiary A.L.I. Technologies Inc., a Japanese corporation (“A.L.I.”) entered into a Loan Agreement with Shuhei Komatsu, the Company’s Chief Executive Officer (the “Agreement”). The Agreement was approved by the Company’s Board of Directors on February 26, 2023 and by the Company’s Compensation Committee on February 26, 2023.

Pursuant to the Agreement, Mr. Komatsu agreed to lend A.L.I. 200,000,000 yen (approximately $1,469,400 US Dollars based on a conversion rate of $0.007347 US Dollar for each $1 yen as of February 27, 2023) (the “Loan”). The maturity date of the Loan under the Agreement is April 15, 2023 (the “Maturity Date”). The interest rate under the Agreement is 2.475% per annum (calculated on a pro rata basis for 365 days a year), and the interest period is from February 27, 2023 until the Maturity Date.

If any of the following events occur while the Loan is outstanding, the Loan will become immediately due and payable together with all interest thereon: (i) if payment is suspended or bankruptcy proceedings are initiated against A.L.I., (ii) if A.L.I. initiates legal proceedings related to debt reorganization involving court intervention or when facts are recognized as having occurred that payment has been suspended, (iii) if provisional seizure, preservation seizure, seizure order, or delinquent disposition is received by A.L.I., (iv) if A.L.I. is delayed in make any payments under the Agreement, (v) if A.L.I. violates any provisions of the Agreement or (vi) upon the occurrence of any equivalent reasons requiring the preservation of the right to claim arise in addition to the foregoing.

Pursuant to the Agreement, if A.L.I. does not timely repay the Loan in accordance with the terms of the Agreement, the interest rate on the Loan will increase to 14.6% per annum until the full payment is made. Under the Agreement, for any litigation arising under the Agreement, regardless of the amount or claim, the exclusive court of jurisdiction will be the Tokyo District Court.

The foregoing is a summary description of certain terms of the Agreement. For a full description of all terms, please refer to the copy of the Agreement translated from Japanese into English that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure above in Item 1.01 is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement between A.L.I. Technologies Inc. and Shuhei Komatsu dated February 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERWINS Technologies Inc.

Dated: March 2, 2023	By:	/s/ Shuhei Komatsu
	Name:	Shuhei Komatsu
	Title:	Chief Executive Officer